UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2021

DIGERATI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-15687	74-2849995
(Commission File Number)	(IRS Employer Identification No.)

825 W. Bitters, Suite 104, San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

(210) 614-7240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2021, Digerati Technologies, Inc. (the “Company”) filed the Second Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Secretary of State of the State of Nevada to effect the following actions:

1. To increase the Company’s authorized shares of common stock from 150,000,000 to 500,000,000;

2. To amend and restate Article VIII of the Certificate as follows: “The Articles of Incorporation and the Bylaws of the corporation may be repealed, altered, amended or rescinded only by a vote of a majority of the entire Board of Directors or a majority of the outstanding shares of capital stock, voting as classes; provided, however, that no amendment to the Bylaws of the Corporation or these Articles of Incorporation contradicting Article II, Section 14 of the Bylaws of the Corporation (Controlling Interests) shall be implemented.”

The foregoing is a brief description of the Restated Articles and is qualified in its entirety by the full text of the Restated Articles, which is included as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation of Digerati Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 29, 2021	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer

2